UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 23, 2026

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of Registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification
Incorporation)		Number)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, Without Par Value	ABT	New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2026, Abbott Laboratories (“Abbott”) entered into a pricing agreement (the “Pricing Agreement”), dated February 23, 2026, by and among Abbott, Morgan Stanley & Co. LLC, Barclays Capital Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC, for themselves and as representatives of the several other underwriters named therein (the “Underwriters”), pursuant to which Abbott agreed to issue and sell $20,000,000,000 aggregate principal amount of senior notes, consisting of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2029 (the “Floating Rate Notes”), $2,250,000,000 aggregate principal amount of its 3.700% Notes due 2029 (the “2029 Notes”), $2,500,000,000 aggregate principal amount of its 4.000% Notes due 2031 (the “2031 Notes”), $2,750,000,000 aggregate principal amount of its 4.300% Notes due 2033 (the “2033 Notes”), $3,750,000,000 aggregate principal amount of its 4.650% Notes due 2036 (the “2036 Notes”), $2,000,000,000 aggregate principal amount of its 4.750% Notes due 2038 (the “2038 Notes”), $3,750,000,000 aggregate principal amount of its 5.500% Notes due 2056 (the “2056 Notes”) and $2,000,000,000 aggregate principal amount of its 5.600% Notes due 2066 (the “2066 Notes” and, together with the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes and the 2056 Notes, the “Fixed Rate Notes” and the Fixed Rate Notes together with the Floating Rate Notes, the “Notes”).

The Pricing Agreement includes customary representations, warranties and covenants by Abbott. It also provides for customary indemnification by each of Abbott and the respective Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Each series of Notes were offered pursuant to the Prospectus Supplement dated February 23, 2026, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2026 (the “Prospectus Supplement”), and the Prospectus dated February 23, 2026, filed as part of the shelf registration statement (File No. 333-293636) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on February 23, 2026. The terms of the Notes are further described in the Prospectus Supplement. The closing of the sale of the Notes is expected to occur on March 9, 2026, subject to customary closing conditions.

Abbott intends to use the net proceeds from the Notes offering, together with cash on hand and/or additional borrowings (which may include, among other things, issuances of commercial paper), to fund the consideration for the acquisition of Exact Sciences Corporation (“Exact Sciences”), to repay certain indebtedness of Exact Sciences, to pay related fees and expenses, and for general corporate purposes, which may include, without limitation, the repayment of indebtedness.

Please refer to the Prospectus Supplement for additional information regarding the Notes offering and the terms and conditions of the Notes. The foregoing summary of the Pricing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pricing Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Pricing Agreement.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Forward-Looking Statements

This communication contains forward-looking statements about, among other things, the proposed acquisition of Exact Sciences by Abbott, the expected closing date of the offering of the Notes and the use of proceeds therefrom. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Abbott cautions that these forward-looking statements are subject to risks and uncertainties, including the risks related to the proposed acquisition of Exact Sciences, that may cause actual results to differ materially from those indicated in the forward-looking statements.

You should carefully consider the foregoing and the other risks and uncertainties that affect the business of Abbott described in the “Risk Factors” section in each of the Prospectus Supplement, Abbott’s Annual Report on Form 10-K for the year ended December 31, 2025, and Abbott’s other reports filed with the SEC. Free copies of these documents may be obtained from the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abbott undertakes no obligation, and does not intend, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: February 26, 2026	By:	/s/ Philip P. Boudreau
Philip P. Boudreau
Executive Vice President, Finance and Chief Financial Officer